Calculation of Filing Fee Tables
S-8
BEYOND MEAT, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	10,000,000	$ 0.9355	$ 9,355,000.00	0.0001381	$ 1,291.93
Total Offering Amounts:						$ 9,355,000.00		$ 1,291.93
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,291.93
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the registrant's common stock, par value $0.0001 per share (the "Common Stock") that become issuable under the Beyond Meat, Inc. 2026 Employment Inducement Equity Incentive Plan (the "2026 Inducement Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 2026 Inducement Plan. Amount Registered consists of 10,000,000 shares of Common Stock that may become issuable under the 2026 Inducement Plan pursuant to its terms. Proposed Maximum Offering Price Per Unit is estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq Stock Market LLC on April 30, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources